                                                                      Exhibit 21
                                                                      ----------



                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

        As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

Name                                                    Incorporation
----                                                    -------------
Bellaire Corporation                                    Ohio
The Coteau Properties Company                           Ohio
The Falkirk Mining Company                              Ohio
Hamilton Beach/Proctor-Silex, Inc.                      Delaware(1)
HBPS Foreign Sales Corp.                                Virgin Islands
HB-PS Holding Company, Inc.                             Delaware(1)
Housewares Holding Company                              Delaware
NACCO Materials Handling Group, Pty. Ltd.               Australia
NACCO Materials Handling B.V.                           Netherlands
Hyster Europe Limited                                   United Kingdom
NACCO Materials Handling Scotland Ltd.                  United Kingdom
NACCO Materials Handling (N.I.) Ltd.                    Northern Ireland
NACCO Materials Handling Group Ltd.                     United Kingdom
Hyster-Yale Materials Handling, Inc.                    Delaware(2)
The Kitchen Collection, Inc.                            Delaware
NACCO Materials Handling Group, Inc.                    Delaware
The North American Coal Corporation                     Delaware
North American Coal Royalty Company                     Delaware
Powhatan Corporation                                    Delaware
Proctor-Silex Canada Inc.                               Ontario (Canada)
Proctor Silex, S.A. de C.V.                             Mexico
The Sabine Mining Company                               Texas
Yale Europe Materials Handling Ltd.                     United Kingdom


The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

----------------
1. NACCO owns 100% of the voting securities of Housewares Holding Company, Housewares Holding Company owns 80% of the voting securities of HB-PS
   Holding Company, Inc., HB-PS Holding Company, Inc. owns 100% of Hamilton Beach/Proctor-Silex, Inc., and Hamilton Beach/Proctor-Silex Inc. owns 100% of Proctor-Silex Canada Inc. and Proctor Silex, S.A. de C.V. (except for directors' qualifying shares).

2. NACCO Industries, Inc. owns 97% of the voting securities of Hyster-Yale Materials Handling, Inc.
